Exhibit 99.1

Cerus Corporation Announces First Quarter 2020 Results

CONCORD, CA, May 5, 2020 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the first quarter ended March 31, 2020.

Recent developments and highlights include:

•	Total first quarter 2020 revenue of $24.6 million

•	Quarterly product revenue of $18.6 million, a 6% increase compared to the prior year quarter

•	Global demand for INTERCEPT kits grew during the first quarter with the calculated number of treatable platelet doses up 14% compared to the same period in 2019

•	Government contract revenue of $6.0 million

•	Reaffirming 2020 full year product revenue guidance range of $89 million to $93 million representing an approximately 20% to 25% increase over 2019 reported product revenue.

•	Strengthened balance sheet with a $63.3 million public offering of common stock. At March 31, 2020, the Company had cash, cash equivalents and short-term investments of $133.1 million.

•	Announced strategic organizational changes to align teams around key commercial growth and product portfolio pipeline development targets.

•	Formed a collaborative research group with the aim of optimizing the characteristics and dosing of convalescent plasma as a potential therapy for COVID-19 patients.

•	Further strengthened the Company’s collaboration with the Biomedical Advanced Research and Development Authority (BARDA) with an incremental $14 million available under the contract.

“First quarter product revenue of $18.6 million exceeded our internal expectations despite the tumultuous macro environment created by the global COVID-19 pandemic. The emergence of SARS-CoV-2 has highlighted the need for comprehensive preparedness planning for healthcare systems and the corresponding obligation to safeguard the blood supply chain. The INTERCEPT Blood System has played a critical role for many blood centers by reducing the risk of transfusion transmitted infections,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “In the face of this crisis, I am proud of the actions taken by the Cerus employees designed to make sure that the blood centers and hospitals have access to INTERCEPT Blood System, even in the regions hardest hit by the pandemic.”

“It is unclear as to the extent and duration that the COVID-19 impact will have on the global transfusion medicine industry and on healthcare in general, but given the critical need for blood and blood components, we are cautiously optimistic about the health of our business and our ability to further our mission to make INTERCEPT the standard of care,” continued Greenman.

Revenue

Product revenue during the first quarter of 2020 was $18.6 million, compared to $17.5 million during the same period in 2019. Revenue growth during the quarter benefited from increased demand for INTERCEPT platelet kit sales in the U.S., offset partially by the year-over-year product mix shift in France and a decrease in kit sales in the Middle East due to the timing of distributor orders.

Government contract revenue from the Company’s BARDA agreement was $6.0 million during the first quarter of 2020, compared to $4.5 million during the same period in 2019, as a result of increasing INTERCEPT red blood cell development activities. With the recently announced amendment, the total potential value of the current BARDA agreement is now $214 million with $50 million recognized as revenue to date.

BARDA is part of the Office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services. The development of the INTERCEPT red blood cell program has been funded in whole or in part with federal funds from the Department of Health and Human Services; Office of the Assistant Secretary for Preparedness and Response; Biomedical Advanced Research and Development Authority, under Contract No. HHSO100201600009C.

Gross Margins

Gross margins on product revenue during the first quarter of 2020 were 55%, compared to 52% for the first quarter of 2019. Gross margins during the quarter benefited from continued economies of scale and resulting lower per unit costs, driven by increased manufacturing production to meet existing and expected future growth in demand for INTERCEPT.

Operating Expenses

Total operating expenses for the first quarter 2020 were $31.7 million compared to $29.6 million for the same period the prior year.

Selling, general, and administrative (SG&A) expenses for the first quarter of 2020 totaled $15.9 million, compared to $16.2 million for the first quarter of 2019. The year-over-year decline was primarily due to lower marketing and travel related expenses, both driven in part by the COVID-19 pandemic.

Research and development (R&D) expenses for the first quarter of 2020 were $15.8 million, compared to $13.4 million for the first quarter of 2019. The increase in year-over-year R&D expenses were primarily due to increased costs associated with initiatives for expanded INTERCEPT platelet label claims and costs for our red blood cell program, namely activities under our BARDA agreement.

Net Loss

Net loss for the first quarter of 2020 was $16.5 million, or $0.10 per diluted share, compared to a net loss of $18.8 million, or $0.14 per diluted share, for the first quarter of 2019.

Cash, Cash Equivalents and Investments

At March 31, 2020, the Company had cash, cash equivalents and short-term investments of $133.1 million, compared to $85.7 million at December 31, 2019.

At March 31, 2020, the Company had approximately $39.5 million in outstanding term loan debt compared to $39.4 million at December 31, 2019.

2020 Product Revenue Guidance

The Company expects 2020 product revenue to be in the range of $89 million to $93 million, unchanged from the prior guidance originally provided on January 13, 2020. The guidance range represents approximately 20% to 25% growth compared to 2019 reported product revenue.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To access the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (866) 235-9006 (U.S.) or (631) 291-4549 (international).

A replay will be available on the Company’s website, or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (international) and entering conference ID number 8484403. The replay will be available approximately three hours after the call through May 19, 2020.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Based in Concord, California, our employees are dedicated to deploying and supplying vital technologies and pathogen-protected blood components for blood centers, hospitals and ultimately patients who rely on safe blood. With the INTERCEPT Blood System, we are focused on protecting patients by delivering the full complement of reliable products and expertise for transfusion medicine. Cerus develops and markets the INTERCEPT Blood System and remains the only company in the blood transfusion space to earn both CE Mark and FDA approval for pathogen reduction of both platelet and plasma components. Cerus currently markets and sells the INTERCEPT Blood System in the United States, Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world. The INTERCEPT Red Blood Cell system is in clinical development. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2020 annual product revenue guidance; the therapeutic potential of convalescent plasma for COVID-19 patients; the total potential value of Cerus’ agreement with BARDA; actions taken by the Cerus’ employees designed to make sure that the blood centers and hospitals have access to INTERCEPT Blood System; Cerus’ cautious optimism about the health of its business and its ability to further its mission to make INTERCEPT the standard of care; and other statements that are not historical facts. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2020 annual product revenue guidance, (b) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (c) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, and/or (d) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline product candidates, or otherwise; risks associated with the scale, duration and evolving effects of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results; risks associated with Cerus’ lack of commercialization experience in the United States and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System for platelets and plasma in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to Fresenius Kabi’s efforts to assure an uninterrupted supply of platelet additive solution (PAS); risks related to how any future PAS supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks (a) that the INTERCEPT Blood System does not have approved label claims for SARS-CoV-2 inactivation and may not successfully inactivate SARS-CoV-2; (b) that convalescent plasma therapies are unproven in treating, and may be ineffective in treating, patients with COVID-19, (c) that Cerus will continue to experience delays in successfully initiating, conducting or completing clinical trials as a result of the COVID-19 pandemic, (d) that Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT platelet and plasma systems, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval for the INTERCEPT platelet and/or plasma systems, (e) related to Cerus’ ability to expand the label claims and product configurations for the INTERCEPT platelet and plasma systems in the United States, including for pathogen-reduced cryoprecipitate, which will require additional regulatory approvals, (f) that Cerus may be unable to submit its planned PMA supplement to the FDA for pathogen-reduced cryoprecipitate in a timely manner or at all, and even if submitted, such planned PMA supplement may not be accepted or approved in a timely manner or at all, (g) that applicable regulatory authorities may disagree with Cerus‘ interpretations of the data from its clinical studies and/or may otherwise determine not to approve Cerus’ regulatory submissions, including Cerus’ planned PMA supplement submission for pathogen-reduced cryoprecipitate, in a timely manner or at all, and (h) that even if Cerus’ regulatory submissions are approved, Cerus may not receive label claims for all requested indications or for indications with the highest unmet need or market acceptance; risks associated with Cerus’ lack of experience in marketing products directly to hospitals and expertise complying with regulations governing finished biologics; risks associated with the uncertain nature of BARDA’s funding over which Cerus has no control as well as actions of Congress and governmental agencies that may adversely affect the availability of funding under Cerus’ BARDA agreement and/or BARDA’s exercise of any potential subsequent option periods, including in connection with the general economic environment and uncertainty associated with the COVID-19 pandemic, such that the anticipated activities that Cerus expects to conduct with the funds available from BARDA may be delayed or halted and that Cerus may not otherwise realize the total potential value under its agreement with BARDA; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negative impacted as a result of the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture pathogen-reduced cryoprecipitate; risks associated with Cerus’ ability to meet its debt service obligations and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including Cerus’ Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020. In addition, to the extent that the COVID-19 pandemic adversely affects Cerus’ business and financial results, it may also have the effect of heightening many of the other risks and uncertainties described above. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Contact:

Tim Lee – Investor Relations Director

Cerus Corporation

925-288-6137

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended
	March 31,		Change
	2020	2019	$	%
Europe, Middle East and Africa	$12,220	$12,653	$(433)	-3%
North America	6,077	4,551	1,526	34%
Other	314	300	14	5%

Total product revenue	$18,611	$17,504	$1,107	6%

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended
	March 31,
	2020	2019
Product revenue	$18,611	$17,504
Cost of product revenue	8,320	8,432

Gross profit on product revenue	10,291	9,072

Government contract revenue	6,030	4,461

Operating expenses:
Research and development	15,810	13,440
Selling, general and administrative	15,913	16,161

Total operating expenses	31,723	29,601

Loss from operations	(15,402)	(16,068)
Non-operating expense, net:	(1,007)	(2,664)

Loss before income taxes	(16,409)	(18,732)
Provision for income taxes	57	60

Net loss	$(16,466)	$(18,792)

Net loss per share:
Basic and diluted	$(0.10)	$(0.14)
Weighted average shares used for calculating net loss per share:
Basic and diluted	157,405	137,108

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$33,679	$34,986
Short-term investments	99,426	50,732
Accounts receivable	18,165	16,882
Inventories	21,684	19,490
Prepaid and other current assets	5,365	6,018

Total current assets	178,319	128,108
Non-current assets:
Property and equipment, net	14,654	14,898
Goodwill and intangible assets, net	1,398	1,448
Operating lease right-of-use assets	14,080	14,122
Restricted cash and other assets	6,912	6,959

Total assets	$215,363	$165,535

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$37,383	$43,136
Debt – current	4,813	5,017
Operating lease liabilities – current	1,751	1,613
Deferred product revenue – current	1,142	570

Total current liabilities	45,089	50,336
Non-current liabilities:
Debt – non-current	39,458	39,414
Operating lease liabilities – non-current	18,005	18,406
Other non-current liabilities	403	327

Total liabilities	102,955	108,483

Stockholders’ equity	112,408	57,052

Total liabilities and stockholders’ equity	$215,363	$165,535